Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements of PharMerica Corporation (the “Corporation”) and Chem Rx Corporation and Subsidiary (“Chem Rx” or the “Seller”), have been prepared to give effect to the acquisition of Chem Rx by the Corporation on November 4, 2010. The acquisition was accounted for under the acquisition method of accounting. The sale was consummated pursuant to the Asset Purchase Agreement, dated as of September 26, 2010, between the Corporation and Chem Rx. The Purchase Agreement was entered into in connection with the Seller’s filing of voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) and was completed pursuant to Section 363 of the Bankruptcy Code.

For purposes of these unaudited pro forma condensed combined financial statements, the total purchase price was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based upon the historical unaudited Chem Rx September 30, 2010 balance sheet, included herein by reference, and the Corporation’s preliminary estimate of certain fair values. The excess purchase price over the fair value of the net assets acquired was recorded as goodwill. The final purchase price allocation may differ from the pro forma amounts reflected herein. The allocation of the purchase price will be adjusted in accordance with the acquisition method of accounting, to the extent that actual amounts differ from the amounts included in the pro forma financial information.

The unaudited pro forma condensed combined balance sheet combines the unaudited condensed consolidated balance sheet of the Corporation as of September 30, 2010 and the unaudited condensed consolidated balance sheet of Chem Rx as of September 30, 2010, and gives effect to the acquisition as if it had been completed on September 30, 2010, including any adjustments to the fair value of assets and liabilities required, in accordance with the acquisition method of accounting.

The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2010, combines the historical results of the Corporation and the historical results of Chem Rx, and gives effect to the acquisition as if it had occurred on January 1, 2009.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2009, combines the historical results of the Corporation and the historical results of Chem Rx and the Corporation’s previous acquisition of Integrity Pharmacy Services, LLC and Integrity Medical Supplies, LLC (collectively “Integrity”) on December 31, 2009, and gives effect to both acquisitions as if they had occurred on January 1, 2009.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations of the Corporation would actually have been if the acquisitions occurred as of the dates indicated or what such financial position or results will be for any future periods. The pro forma information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any anticipated synergies which may be realized by the Corporation. The unaudited pro forma condensed combined financial statements are based upon the respective historical and pro forma financial information of the Corporation, Chem Rx and Integrity, and derived from the following sources:

•	the accompanying notes to unaudited pro forma condensed combined financial statements;

•

the separate historical audited consolidated financial statements of the Corporation as of and for the year ended December 31, 2009, included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 4, 2010;

•

the separate historical unaudited condensed consolidated financial statements of the Corporation as of and for the nine months ended September 30, 2010, included in the Corporation’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 4, 2010;

•	the separate historical audited consolidated financial statements of Chem Rx as of and for the years ended December 31, 2009 and 2008, included in Exhibit 99.1 of this Current Report on Form 8-K/A;

•

the separate historical unaudited condensed consolidated financial statements of Chem Rx as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009, included in Exhibit 99.2 of this Current Report on Form 8-K/A;

•

unaudited combined financial statements of Integrity Pharmacy Services, LLC and Integrity Medical Supplies, LLC as of December 31, 2009 and for the year then ended and related notes to combined financial statements, which have not been included in this Current Report on Form 8-K/A.

The Corporation expects to incur additional costs associated with integrating the businesses of Chem Rx. The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.

Based upon the Corporation’s preliminary review of Chem Rx’s summary of significant accounting policies disclosed in its audited financial statements, incorporated herein by reference, the nature and amount of any adjustments to the historical financial statements of Chem Rx to conform Chem Rx’s accounting policies to those of the Corporation’s are not expected to be significant, except for the accounting policy associated with billings from institutional healthcare providers previously accounted for on a cash basis. The Corporation is continuing to assess the impact this change in policy will have on the results of operations.

Some reclassifications may be necessary to further reclassify the unaudited pro forma condensed combined financial statements to conform to those classifications that are determined by the Corporation to be most appropriate.

PHARMERICA CORPORATION

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2010

(Unaudited)

(in millions, except share and per share data)

	As of September 30, 2010
	PharMerica Corporation (1)	Chem Rx (2)	Pro Forma Adjustments		Pro Forma Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$96.7	$8.2	$(80.3	)(b)	$24.6
Accounts receivable, net	193.8	18.0	21.2	(c)	233.0
Inventory	75.2	13.0	—		88.2
Deferred tax assets	40.8	—	—		40.8
Prepaids and other assets	19.2	6.3	(1.5	)(d)	24.0

	425.7	45.5	(60.6)		410.6

Equipment and leasehold improvements	127.2	21.0	(16.2)		132.0
Accumulated depreciation	(72.2)	(13.3)	13.3		(72.2)

	55.0	7.7	(2.9	)(e)	59.8

Deferred tax assets, net	10.9	—	—		10.9
Goodwill	140.4	—	21.7	(a)	162.1
Intangible assets, net	84.8	62.6	(58.6	)(f)	88.8
Other	4.7	4.8	0.4	(g)	9.9

	$721.5	$120.6	$ (100.0)		$742.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50.3	$22.8	$(10.5	)(h)	$62.6
Salaries, wages and other compensation	26.4	—	—		26.4
Other accrued liabilities	7.1	27.5	(26.5	)(h)	8.1
Current portion of long-term debt	—	131.4	(131.4	)(i)	—

	83.8	181.7	(168.4)		97.1

Long-term debt	240.0	11.1	(11.1	)(i)	240.0
Other long term liabilities	19.5	—	8.8	(h)	28.3
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued	—	—	—		—
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 30,646,597 shares issued	0.3	—	—		0.3
Capital in excess of par value	348.1	65.7	(65.7)		348.1
Accumulated other comprehensive loss	—	(0.6)	0.6		—
Retained earnings (deficit)	40.3	(137.3)	135.8	(b)	38.8
Treasury stock at cost, 1,331,629 shares	(10.5)	—	—		(10.5)

	378.2	(72.2)	70.7	(i)	376.7

	$721.5	$120.6	$(100.0)		$742.1

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

PHARMERICA CORPORATION

Pro Forma Condensed Combined Income Statement

For the Nine Months Ended September 30, 2010

(Unaudited)

(in millions, except share and per share data)

	Nine Months Ended September 30, 2010
	PharMerica Corporation (1)	Chem Rx (2)	Pro Forma Adjustments		Pro Forma Consolidated
Revenues	$1,355.8	$262.2	$—		$1,618.0
Cost of goods sold	1,178.1	203.2	28.2	(j)	1,409.5

Gross profit	177.7	59.0	(28.2)		208.5
Selling, general and administrative expenses	131.1	66.8	(38.1	)(k)	159.8
Amortization expense	6.9	5.3	(4.8	)(l)	7.4
Integration, merger and acquisition related costs and other charges	12.8	—	—		12.8

Operating income (loss)	26.9	(13.1)	14.7		28.5
Interest expense, net	2.6	13.6	(13.6	)(m)	2.6
Equity loss	—	—	—	(n)	—
Other income	—	0.9	(0.7	)(j)	0.2

Income (loss) before income taxes	24.3	(25.8)	27.6		26.1
Provision for income taxes	9.8	—	0.7	(o)	10.5

Net income (loss)	$14.5	$(25.8)	$26.9		$15.6

Earnings per common share:
Basic	$0.48				$0.52
Diluted	$0.48				$0.51

Shares used in computing earnings per common share:
Basic	30,282,566				30,282,566
Diluted	30,423,035				30,423,035

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

PHARMERICA CORPORATION

Pro Forma Condensed Combined Income Statement

For the Year Ended December 31, 2009

(Unaudited)

(in millions, except share and per share data)

	Year Ended December 31, 2009
	PharMerica Corporation (3)	Integrity (4)	Chem Rx (5)	Pro Forma Adjustments		Pro Forma Consolidated
Revenues	$1,841.2	$55.1	$354.2	$—		$2,250.5
Cost of goods sold	1,568.9	48.7	263.0	49.7	(j)	1,930.3

Gross profit	272.3	6.4	91.2	(49.7)		320.2
Selling, general and administrative expenses	187.6	3.2	91.8	(60.0	)(k)	222.6
Amortization expense	9.0	—	7.1	(5.0	)(l)	11.1
Integration, merger and acquisition related costs and other charges	5.2	—	—	—		5.2

Operating income (loss)	70.5	3.2	(7.7)	15.3		81.3
Interest expense, net	9.4	0.4	17.1	(17.5	)(m)	9.4
Equity loss	—	—	0.5	(0.5	)(n)	—
Other income	—	—	1.3	(0.9	)(j)	0.4

Income (loss) before income taxes	61.1	2.8	(24.0)	32.4		72.3
Provision for income taxes	18.9	—	—	4.5	(o)	23.4

Net income (loss)	$42.2	$2.8	$(24.0)	$27.9		$48.9

Earnings per common share:
Basic	$1.39					$1.62
Diluted	$1.39					$1.61

Shares used in computing earnings per common share:
Basic	30,266,272					30,266,272
Diluted	30,402,768					30,402,768

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(dollars in millions)

Historical Data:

(1)	This column is derived from the unaudited condensed consolidated financial statements of PharMerica Corporation (the “Corporation”) as of and for the nine months ended September 30, 2010.

(2)	This column is derived from the unaudited condensed consolidated financial statements of Chem Rx Corporation and Subsidiary (“Chem Rx”) as of and for the nine months ended September 30, 2010.

(3)	This column is derived from the audited consolidated financial statements of the Corporation for the year ended December 31, 2009.

(4)	This column is derived from the unaudited combined financial statements of Integrity Pharmacy Services, LLC and Integrity Medical Supplies, LLC (collectively “Integrity”) for the year ended December 31, 2009.

(5)	This column is derived from the audited consolidated financial statements of Chem Rx for the year ended December 31, 2009.

Pro Forma Adjustments:

The Corporation acquired Integrity on December 31, 2009; the assets acquired and liabilities assumed with the Integrity acquisition are included in the Corporation’s column of the unaudited pro forma condensed combined balance sheet presented as of September 30, 2010; and included in the Corporation’s column of the unaudited pro forma condensed combined income statement presented for the nine months ended September 30, 2010.

(a)	To reflect the excess of acquisition cost over the estimated fair value of tangible and intangible net assets acquired. The purchase price, purchase-price allocation, and financing of the transaction are summarized as follows based upon the historical September 30, 2010 Chem Rx unaudited condensed balance sheet:

Total cash purchase consideration		$70.6

Allocated to:
Historical book value of Chem Rx assets acquired and liabilities assumed	$31.4
Adjustments of assets and liabilities to fair value:
Increase in Accounts receivable due to fair value of billings previously accounted for on a cash basis	21.2
Other assets	5.0
Property, plant and equipment	(2.9)
Operating lease adjustment to fair value	(9.8)

Fair value of tangible net assets acquired		44.9
Identifiable intangibles		4.0

Excess purchase price over allocation to identifiable assets and liabilities (goodwill)		$21.7

(b)	Cash and cash equivalents

Reduction in cash and cash equivalents to record an adjustment of $80.3 million as a result of the Chem Rx acquisition as if the transaction had taken place on September 30, 2010. The total net cash outflow represents the $70.6 million purchase price, representing amounts paid for assets acquired, and adjustments of $8.2 million for cash retained by the estate in bankruptcy and acquisition costs incurred of $1.5 million. The Corporation acquired Integrity on December 31, 2009 and the net cash outflow associated with the Integrity acquisition is included in the PharMerica Corporation column of the pro forma balance sheet presented as of September 30, 2010.

(c)	Accounts receivable, net

Increase in Accounts receivable due to fair value adjustment for billings of institutional healthcare providers previously accounted for on the cash basis (see (a)).

(d)	Prepaids and other assets

To reflect the elimination of certain assets not acquired as a result of the Chem Rx acquisition.

(e)	Equipment and leasehold improvements

To reflect the fair market value adjustment of property, plant and equipment (see (a)).

(f)	Intangible assets, net

To reflect the adjustment of $62.6 million for intangibles not acquired in the transaction, net of the identifiable intangibles identified by the Corporation of $4.0 million. The fair value of identifiable intangible assets and their weighted average useful lives were the following for the Chem Rx acquisition (see (a)):

Identifiable Intangible	Fair-Value	Weighted Average Useful Life (Yr.)
Trademark	$0.7	7.0
Customer relationships	3.3	6.0

	$4.0	6.2

(g)	Other assets

To reflect the elimination of $4.6 million of certain assets not acquired and record $5.0 million of other assets recognized as a result of the Chem Rx acquisition.

(h)	Accounts payable, other accrued liabilities and other long term liabilities

To reflect the elimination of certain liabilities not assumed as part of the Chem Rx acquisition, partially offset by the fair market value adjustment of $9.8 million associated with an unfavorable operating lease (see (a)). The operating lease fair market value adjustment was recorded as follows:

September 30, 2010
Short term liabilities	$1.0
Long term liabilities	8.8

$9.8

(i)	Term Debt and Stockholders’ Equity

To reflect the elimination of Term Debt not acquired as a result of the Chem Rx Acquisition and elimination of the historical Stockholders’ Deficit of Chem Rx.

(j)	Cost of goods sold

To reflect the decrease in depreciation expense due to the adjustment of equipment and leasehold improvements to fair market value; the reduction of rental expense classified in cost of goods sold as a result of the fair value adjustment associated with the unfavorable operating lease adjustment (see (a)); the reclassification of rebates; and the reclassification of costs to conform to PharMerica presentation.

A summary of the pro forma cost of goods sold adjustment follows:

	Nine Months Ended September 30, 2010	Twelve Months Ended December 31, 2009

Allocation of depreciation expense	$(0.5)	$(0.6)
Allocation of operating lease adjustment	(0.5)	(0.7)
Reclassification of rebates	(0.7)	(0.9)
Reclassification of costs to conform to PharMerica presentation	29.9	51.9

	$28.2	$49.7

(k)	Selling, general and administrative expenses

To reflect the decrease in selling, general and administrative expenses of Chem Rx for the nine months ended September 30, 2010 and the twelve months ended December 31, 2009 due to (i) the decrease in depreciation expense due to the adjustment of equipment and leasehold improvements to fair market value; (ii) to adjust the net decrease in executive compensation and employer taxes related to certain executive positions (the Corporation did not permanently retain the services of these individuals upon the closing of the transaction); (iii) the fair market value adjustment of $9.8 million associated with an unfavorable operating lease (see (a)); (iv) the elimination of legal and professional fees incurred as a result of the Chem Rx bankruptcy and (v) the reclassification of costs to conform to PharMerica presentation.

To reflect the decrease in selling, general and administrative expenses of Integrity for the twelve months ended December 31, 2009 due to (i) the decrease in depreciation expense due to the adjustment of equipment and leasehold improvements to fair market value; (ii) to adjust the net decrease in executive compensation and employer taxes related to certain executive positions (the Corporation did not permanently retain the services of these individuals upon the closing of the transaction) and (iii) the reclassification of costs to conform to PharMerica presentation.

A summary of the pro forma selling, general and administrative expenses adjustment follows:

	Nine Months Ended September 30, 2010	Twelve Months Ended December 31, 2009

Allocation of depreciation expense	$(0.2)	$(0.3)
Executive compensation	(2.1)	(3.7)
Allocation of operating lease adjustment	(0.2)	(0.3)
Legal and professional fees associated with the Chem Rx bankruptcy	(5.7)	(3.8)
Reclassification of costs to conform to PharMerica presentation	(29.9)	(51.9)

	$(38.1)	$(60.0)

(l)	Amortization expense

Net decrease in amortization expense to reflect the adjustment for intangibles not acquired in the transactions, net of the amortization expense of identifiable intangible assets arising from the purchase price allocations. Identifiable intangible assets are being amortized using the straight-line method and their weighted average useful lives.

	Nine Months Ended September 30, 2010	Twelve Months Ended December 31, 2009

Chem Rx	$(4.8)	$(6.4)
Integrity	—	1.4

	$(4.8)	$(5.0)

(m)	Interest expense, net

To reflect the decrease in interest expense for Chem Rx and Integrity as the Corporation did not assume debt nor did the Corporation incur any debt as a result of the two acquisitions.

(n)	Equity Loss

Adjustment to record the elimination of Equity Loss that was not included in the acquisition of Chem Rx.

(o)	Provision for income taxes

To reflect the income tax effect of the pro forma adjustments using an estimated effective tax rate of 40.0%.